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EXHIBIT 99.1
                              AMERICAN ARBITRATION ASSOCIATION
                                    Arbitration Tribunal

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In the matter of the Arbitration between

TELECOM NETWORK, INC.
-AND-
GE CAPTITAL COMMUNICATION SERVICES CORP.
AND NEW ENTERPRISE WHOLESALE SERVICES, LTD.

CASE NUMBER: 30 X199 00212 95

     WE, THE UNDERSIGNED ARBITRATORS, having been designated in accordance with the Arbitration Agreement entered into by the above-named parties and dated December 1, 1994 and having been duly sworn and having duly heard the proofs, allegations and evidence of the parties, AWARD as follows:

Having considered the claims and counterclaims, GE CAPITAL COMMUNICATION SERVICES CORP. AND NEW ENTERPRISE WHOLESALE SERVICES, LTD. are jointly and severally liable to pay to TELCOM NETWORK, INC. the sum of ONE MILLION
TWO HUNDRED FIFTY-THREE THOUSAND THREE HUNDRED SIXTY-FOUR DOLLARS AND NO CENTS ($1,253,364.00) in compensatory damages for breach of contract to be paid within fifteen (15) days from the date of the award. Thereafter, said sum will bear interest at twelve percent (12%) per annum until paid.

All rights of TELCOM NETWORK, INC. to receive any payments due under Section
14.5 of the Services and Marketing Agreement on accounts remaining on December 31, 1996 are preserved.

Each party shall bear its own costs and attorneys' fees.

The Administrative fees and expenses of the American Arbitration Association totaling SEVEN THOUSAND FOUR HUNDRED THIRTY DOLLARS AND NINETY-SEVEN CENTS ($7,430.97) shall be borne equally by the parties. Therefore, GE CAPITAL COMMUNICATION SERVICES CORP. and NEW ENTERPRISE WHOLESALE SERVICES, LTD. shall pay TELCOM NETWORK,INC. the sum of ONE THOUSAND SEVEN HUNDRED THIRTY-EIGHT DOLLARS AND FORTY-FIVE CENTS ($1,738.45) for that portion of their share of administrative fees and expenses previously advanced by TELCOM NETWORK, INC. to the Association and GE CAPITAL COMMUNICATION SERVICES CORP. and NEW ENTERPRISE WHOLESALE SERVICES, LTD. shall pay to the American Arbitration Association the sum of TWELVE DOLLARS AND THIRTY-TWO CENTS ($12.32) for administrative fees and expenses still due the Association.

The compensation and expenses of the Arbitrators totaling TWENTY-SIX THOUSAND SIX HUNDRED EIGHT DOLLARS AND THREE CENTS ($26,608.03) shall be borne equally by the parties. Therefore, GE CAPITAL COMMUNICATION SERVICES CORP. and NEW ENTERPRISE WHOLESALE SERVICES, LTD. shall pay to the American Arbitration Assocation the sum of FOUR THOUSAND ONE HUNDRED FOUR DOLLARS AND ONE CENT $(4,104.01) for compensation still due the arbitrators.

The Award is in full settlement of all claims submitted to this arbitration.


/s/ Sidney O. Smith                          /s/ Karen Wildau
-------------------------------------        -----------------------------------
    SIDNEY O. SMITH                              KAREN WILDAU
    Arbitrator                                   Arbitrator


/s/ Robert C. Boozer
-------------------------------------
    ROBERT C. BOOZER
    Arbitrator

State of
County of

I, Sidney O. Smith Jr., do hereby affirm on my oath as arbitrator that I am the individual described in and who executed this instrument, which is my Award.

9/23/96                                     /s/ Sidney O. Smith, Jr.
--------------                              ------------------------
(date)                                      (signature of arbitrator)


State of
County of

I, Karen Wildau, do hereby affirm on my oath as arbitrator that I am the individual described in and who executed this instrument, which is my Award.

9/24/96                                     /s/ Karen Wildau
--------------                              ------------------------
(date)                                      (signature of arbitrator)


State of
County of

I, Robert C. Boozer, do hereby affirm on my oath as arbitrator that I am the individual described in and who executed this instrument, which is my Award.

10/5/96                                     /s/ Robert C. Boozer
--------------                              ------------------------
(date)                                      (signature of arbitrator)